Exhibit 99.1

News Release

News Media Contact:	Investor Relations Contact:
Ed Mattix	Eric Boyer
IHS Inc.	IHS Inc.
+1 303 397 2467	+1 303 397 2969
ed.mattix@ihs.com	eric.boyer@ihs.com

IHS Inc. Announces Offering of Senior Notes

ENGLEWOOD, Colo. (October 21, 2014) - IHS Inc. (NYSE: IHS) today announced that it intends to offer, subject to market and other conditions, $500 million in aggregate principal amount of senior notes due 2022 (the “notes”) in a private placement transaction pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.

IHS intends to use the net proceeds from the offering of the notes to repay all amounts outstanding under its existing $250 million unsecured term loan and to repay a portion of the $850 million of outstanding borrowings under its new $1.3 billion senior unsecured revolving facility (the “2014 revolving facility”).

As previously disclosed, on October 17, 2014, IHS borrowed approximately $850 million under the 2014 revolving facility and, together with cash on hand, repaid all amounts outstanding and cancelled all commitments under its 2011 credit facility. Following consummation of the offering of the notes and use of proceeds therefrom, IHS expects to have approximately $1.8 billion of indebtedness outstanding.

The combination of the offering and the 2014 revolving facility diversifies IHS' capital sources, increases liquidity and extends debt maturities.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The notes are being offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the U.S. Securities Act of 1933, as amended and to non-U.S. persons in offshore transactions outside the United States in accordance with Regulation S under the Securities Act. The notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.

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Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” the negative of these terms, and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. A detailed discussion of some of the risks and uncertainties that could cause our actual results and financial condition to differ materially from the forward-looking statements is described under the caption “Risk Factors” in our most recent annual report on Form 10-K, along with our other filings with the SEC.

Any forward-looking statement made by us in this release speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

About IHS

IHS (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today’s business landscape. Businesses and governments in more than 165 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS is committed to sustainable, profitable growth and employs more than 8,000 people in 31 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. © 2014 IHS Inc. All rights reserved.